Exhibit 99.4

LONE STAR STATE BANCSHARES, INC.

6220 Milwaukee Avenue

Lubbock, Texas 79424

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Alan Lackey and Wade Porter, and either of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Lone Star State Bancshares, Inc. (the “Company”) to be held on March 28, 2023 at 4:00 p.m., local time, at 6220 Milwaukee Avenue, Lubbock, Texas 79424, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.

Proposal to approve the Agreement and Plan of Reorganization, dated as of October 10, 2022, by and between Prosperity Bancshares, Inc. and Lone Star State Bancshares, Inc. and the transactions contemplated by the agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to adjourn the special meeting, if necessary or appropriate.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the meeting.

Instructions: Please sign your name exactly as it appears on your stock certificate. When signing in a representative capacity, please include title and authority. By executing this proxy, you are voting all of the shares of Company stock that you own as provided herein.

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.

DATE:             , 2023

Signature	Additional signature, if held jointly
Print name	Print name
(If signing as representative, print title.)